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Exhibit 4.5

[Face of Security]

Registered	$
No.-	CUSIP No.

        If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Security is a global Security ("Global Security") and the following legend is applicable: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

MEDITRUST
Medium-Term Note
(Fixed Rate)

INTEREST PAYMENT DATES:	PRINCIPAL AMOUNT:
REGULAR RECORD DATES:	ORIGINAL ISSUE DATE:
INTEREST RATE:	MATURITY DATE:
REDEEMABLE AT OPTION OF:	REDEMPTION PRICE(S):
REDEMPTION DATE(S):
OTHER TERMS:	DEFAULT RATE: (only applicable if Security issued at original issue discount)
IF THIS SECURITY IS NOT PUBLICLY OFFERED (WITHIN MEANING OF 1.1275(h) OF THE INTERNAL REVENUE CODE), THEN THE FOLLOWING TERMS APPLY:
This Security is issued with Original Issue Discount (OID) and:
ISSUE PRICE:
ISSUE DATE:
AMOUNT OF OID:
YIELD TO MATURITY:

        If the registered owner of this Security is the Depositary or a nominee of the Depositary, this Security is a Global Security and the following legends are applicable except as specified on the reverse hereof:

        THIS SECURITY IS A GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OR AGENCY OF THE REGISTRAR IN PROVIDENCE, RHODE

ISLAND OR THE CITY OF NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF THIS SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

        NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST OR PRINCIPAL HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

        This Security is one of a duly authorized issue of securities (herein called the "Securities") of Meditrust, a Massachusetts business trust (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), limited to an aggregate principal amount not to exceed $200,000,000 (or if the Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000), issued and to be issued under an Indenture, dated as of July 26, 1995 between the Company and Fleet National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which Indenture and all applicable indentures supplemental thereto (the Indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security has been issued in the Principal Amount specified on the face hereof, with the Interest Payment Dates, Original Issue Date, and Maturity Date specified on the face hereof and bearing interest on said Principal Amount at the Interest Rate specified on the face hereof. The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

        The Company, for value received, hereby promises to pay to                                or registered assigns, the Principal Amount hereof on the Maturity Date specified on the face hereof, and to pay interest thereon, from the original Issue Date specified on the face hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, semi-annually in arrears on each Interest Payment Date commencing on the first such Interest Payment Date next succeeding the Original Issue Date of this Security and at Maturity unless the Original Issue Date of this Security is between a Regular Record Date and an Interest Payment Date, in which case the first payment of interest hereon shall be made on the second Interest Payment Date following such Regular Record Date, at the Interest Rate per annum specified on the face hereof, until the principal hereof is paid or duly made available for payment. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 14 calendar days (whether or not a Business Day) prior to each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest (a "Special Record Date"), notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the person to whom principal is payable unless the Maturity Date is an Interest Payment Date.

        If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable in whole for definitive securities of this series of like tenor and of an equal aggregate principal amount in accordance with the Indenture. Any definitive Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Registrar. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

        Any exchange of a Global Security for one or more definitive Securities of this series will be made at the office or agency of the Registrar in Providence, Rhode Island or The City of New York.

        If this Security is a Global Security, except as provided in the next paragraph, no beneficial owner of any portion of this Global Security shall be entitled to receive payment of accrued interest hereon until this Global Security has been exchanged for one or more definitive securities of this series, as provided herein and in the Indenture.

        If this Security is a Global Security, if a definitive Security or Securities of this series are issued in exchange for this Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the related Interest Payment Date, or (ii) any special Record Date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this Global Security on such Regular Record Date or Special Record Date, as the case may be.

        Payment of the principal of (and premium, if any) and any such interest on this security will be made at the office or agency of the Trustee maintained for that purpose in Providence, Rhode Island, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security register or by transfer to an account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper and timely (as determined by the Paying Agent) transfer instructions in writing).

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ___________________________	MEDITRUST
	By:	President
[Seal]
Attest:	Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

FLEET NATIONAL BANK,
as Trustee

By:_____________________
      Authorized Officer
[SEAL]

[FORM OF REVERSE]

SPECIAL PROVISIONS

        The portion of principal amount of OID Securities payable upon declaration of acceleration of maturity shall be equal to the adjusted issue price for an initial holder of this Security as of the first day of the accrual period in which the acceleration date occurs, as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended (the "Code"), increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1272-1(b) (or successor regulation) under the Code, and decreased by (i) the amount of any payment (previously reflected in the calculation of adjusted issue price) made on this Security other than qualified stated interest, as determined under Treasury Regulation Section 1.1273-1(c) (or successor regulation) under the Code, made during the accrual period in which the acceleration date occurs and before the acceleration date, and (ii) the amount of any accrued but unpaid interest or premium on this Security which was included in calculating the adjusted issue price or daily portions above.

        If this Security is issued with an Original Issue Discount, in the case of a default in payment of principal upon acceleration, redemption or at maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Security shall bear interest at a rate of interest per annum equal to the Default Rate specified on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

ADDITIONAL PROVISIONS

        1.    Registrar and Agents. Initially, Fleet National Bank will act as Registrar, Paying Agent, and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent. The address of Fleet National Bank is 111 Westminster Street, R1M0199, Providence, Rhode Island 02903-2305.

        2.    Indenture, Limitations. The Company issued the Securities as a series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a Third Supplemental Indenture dated as of August 10, 1995 (the "Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of such terms.

        The Securities are general unsecured obligations of the Company limited to $200,000,000 principal amount (or if the Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of securities equivalent to not more than $200,000,000). The Indenture imposes certain limitations on the ability of the Company to, among other things, incur certain liens and certain additional indebtedness, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.

        1.    Optional Redemption by the Company; Payment Upon Acceleration. If so specified on the face of this Security, the Securities may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Securities (the "Redemption Price"). The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive, absent manifest error.

        From and after notice has been given as provided in the Indenture, if funds for the redemption of any Securities called for redemption shall have been made available on such redemption date, such Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Securities will be to receive payment of the Redemption Price.

        Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the Security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed.

        The Company will notify the Trustee at least 60 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Securities to be redeemed and the redemption date. If less than all the Securities are to be redeemed at the option of the Company, the Trustee shall select, pro rata or by lot, Securities to be redeemed in whole or in part. Securities may be redeemed in part in the minimum authorized denomination for Securities or in any integral multiple thereof.

        Upon any acceleration of the Securities, the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Securities so accelerated plus accrued interest to the date of acceleration and (ii) the Make-Whole Amount, if any, with respect to such Securities.

        As used herein:

        "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of any interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the

Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Security being redeemed or paid;

        "Reinvestment Rate" means .25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used; and

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

        2.    Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not (i) issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day of selection, (ii) register the transfer or exchange of any Security of any series so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) register the transfer or exchange of any Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day interest is to be paid on Securities of such series.

        3.    Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

        4.    Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its request, unless otherwise required by law. Thereafter, Holders may look only to the Company for payment.

        5.    Discharge Prior to Redemption or Maturity. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such. payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment date or Redemption Date.

        6.    Supplemental Indenture. Subject to certain exceptions, the Indenture may be amended or supplemented with respect to the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the

Securities then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture, to, among other things, provide for uncertificated Securities, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interest rights of any Holder.

        7.    Successors. Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

        8.    Defaults and Remedies. If an Event of Default with respect to the Securities, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

        9.    Trustee Dealings with the Company. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

        10.  No Recourse Against Others. No shareholder, trustee or officer, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

        THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH 1S DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

        11.  Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this security.

        12.  Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Security in larger type. Requests may be made to: MEDITRUST, 197 First Avenue, Needham Heights, Massachusetts 02194, Attention: Lisa P. McAlister, Vice President and Treasurer.

ASSIGNMENT FORM

        If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to
(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________ ___________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ________________________________________________________________
Your signature:________________________________________________________ (Sign exactly as your name appears on the reverse side of this Security)
Signature Guaranteed By:________________________________________________ Note: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

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  Exhibit 4.5
ASSIGNMENT FORM